Exhibit 99

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert L. Saxton
Alliance Gaming
(702) 270-7600

ALLIANCE GAMING REPORTS 35% INCREASE IN FISCAL YEAR
2004 EPS OF $1.00 FROM CONTINUING OPERATIONS,
EXCLUDING THE GAIN ON SALE OF DISCONTINUED
OPERATIONS AND REFINANCING CHARGE

Fourth Quarter Revenues Improved 41% to $162.8 Million and EPS from Continuing
Operations Improved 5% to $0.30

Revises Fiscal Year 2005 Guidance to be Flat Compared to Fiscal Year 2004

Las Vegas, Nev., August 10, 2004 - Alliance Gaming Corporation (NYSE: AGI) today announced earnings for its fourth fiscal quarter ending June 30, 2004. Fourth quarter income from continuing operations totaled $15.3 million, or $0.30 per diluted share, on revenues of $162.8 million. For the comparable prior year quarter ended June 30, 2003, the income from continuing operations totaled $14.1 million or $0.28 per diluted share, on revenues of $115.7 million.

Consolidated results for the June 30, 2004 quarter include:

•                  Revenues from continuing operations of $162.8 million, an increase of 41% from the $115.7 million in the prior year quarter.

•                  Operating income from continuing operations of $27.1 million, unchanged from the $27.1 million in the prior year quarter.

•                  EBITDA from continuing operations of $38.1 million, an increase of 16% from the $32.8 million in the prior year quarter.

•                  Net income from continuing operations totaled $0.30 per diluted share, an increase of 5% from the $0.28 in the prior year quarter.

Consolidated results for the June 2004 fiscal year include:

•                  Revenues from continuing operations of $488.9 million, an increase of 27% from the $386.4 million in the prior year.

•                  Operating income from continuing operations of $98.7 million, an increase of 16% from the $85.0 million in the prior year.

•                  Including the refinancing charge ($12.3 million or $0.15 per diluted share) income from continuing operations totaled $0.85 per diluted share, compared to the prior year of $0.74 per diluted share.  Excluding the effect of the refinancing charge, income from continuing operations totaled $1.00 per diluted share, or an increase of

35% compared to the prior year.

•                  Total net income, including the refinancing charge and the gain on sale of discontinued operations ($23.5 million or $0.46 per diluted share), totaled $1.65 per diluted share, compared to $0.39 in the prior year which included a loss on sale of Bally Wulff of $25.4 million, or $0.51 per diluted share.

Earnings before interest, taxes, depreciation, amortization and before refinancing charge (EBITDA), and EPS excluding the refinancing charge, are not Generally Accepted Accounting Principles (GAAP) measurements. EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA to income from continuing operations and a reconciliation of EPS excluding the refinancing charge to GAAP EPS are attached to this press release.

Cash and Capital Expenditures:

•                  As of June 30, 2004, cash and cash equivalents totaled $172.7 million, which included approximately $2.1 million held for operational purposes in vaults, cages and change banks and $18.1 million held in jackpot reserve accounts.

•                  Cash received from the sale of the Rail City Casino and the Nevada Route Operations, totaled approximately $138 million.

•                  For the quarter ended June 30, 2004, consolidated capital expenditures for our continuing operations, including costs to produce proprietary games, totaled $17.4 million compared to $8.9 million for the prior year quarter. The current period capital expenditures were driven by the continued deployment of wide-area progressive and daily-fee games.

Other financial highlights:

•                  Net interest expense for continuing operations for the current quarter totaled $3.4 million compared to $6.1 million in the prior year period.  Net interest expense allocated to the discontinued operations totaled $1.2 million for the current quarter.  The Company currently has $70 million outstanding on its $125 million revolving credit facility, unchanged from March 31, 2004.

Guidance for Fiscal Year 2005

•      The Company is revising its Fiscal Year 2005 earnings guidance to be approximately flat to Fiscal Year 2004 results from continuing operations, as a result of changes in current market conditions and uncertainty surrounding the gaming initiatives in emerging jurisdictions.  The Company also believes that the earnings will be weighted approximately 25% in the first half of the fiscal year, with particular softness in the first quarter.

The Company will hold its conference call on Tuesday August 10, 2004 at 10 a.m. Pacific Time (1 p.m. Eastern Time). Participants may access the call by dialing (719) 457-2693 and using participant passcode 658076. The Company will also broadcast the conference call over the Internet. Interested parties are asked to log on to the call at www.alliancegaming.com using the Investor Relations tab 10 minutes prior to the start of the call.

******

Supplemental Business Unit Detail

Bally Gaming and Systems Quarterly Revenues Increase 46%, Operating Income Increases 2%

The following chart summarizes the financial information for the Bally Gaming and Systems business unit (dollars in millions):

	Three Months Ended		Twelve Months Ended
	June 30		June 30
	2004	2003	2004	2003

Revenues
Game sales	$91.7	$57.3	$233.1	$188.3
System sales	32.5	31.6	124.3	91.5
Gaming operations	25.6	14.0	79.2	55.6
Total revenues	$149.8	$102.9	$436.6	$335.4

Gross Margin%	57%	57%	59%	57%

Operating Income	$27.4	$26.9	$96.0	$82.9

EBITDA	$37.3	$31.5	$123.3	$98.9

EBITDA Margin	25%	31%	28%	29%

New gaming devices sold	6,405	5,650	20,350	19,635
Game monitoring units sold	14,465	10,400	46,430	35,500
GMU installed base	279,000	240,000
Casino management systems installed base	219	194
System managed TITO games	83,500	28,000

	As of March 31st:
	2004	2003
Recurring revenue game data:
Installed base:
WAP games	1,670	1,720
Daily fee games	6,670	2,330
Total	8,340	4,050
Centrally determined games	14,405	—

	As of June 30th:
	2004	2003
Installed base:
WAP games	1,725	1,910
Daily-fee games	7,985	2,485
Total	9,710	4,395
Centrally determined games	17,995	—

Bally Gaming and Systems business unit reported a 46% increase in revenues over the prior year’s quarter. Revenues from game sales increased 60% over the prior year’s quarter primarily as a result of a 13% increase in new unit sales and an increase in the average new-unit selling price to $10,580 (excluding 1,050 OEM games), and the sale of used Class II games, as discussed further below.   The increase in the average selling price includes the positive impact from the sale of 120 Monte Carlo style premium-priced units and other premium-priced branded products.

SDG revenue contribution totaled $46.3 million and included $16.8 million from the sale of 1,100 games primarily in Washington and Rhode Island, $12.4 million from the sale of substantially all of its leased games in Florida (or $7.0 million in gross margin), and $8.2 million from its base of recurring revenues games.

Bally Systems revenues increased 3% from the prior year quarter driven by a 39% increase in game monitoring units shipped, a continued increase in the average selling price per unit, an increase in sales of software licenses for eTICKET™, the industry’s leading single-wire TITO solution that is currently operating in 92 casinos, as well as sales of its bonusing and promotions software. Bally Systems recurring hardware and software revenues increased to $5.5 million, resulting from the larger installed base of game monitoring units, which currently stands at 279,000 units in 219 casinos world-wide.

Gaming Operations revenues increased 84% to $25.6 million compared to the prior year’s quarter.   This increase was driven by increases in the daily-fee games deployed during the quarter including the installation of a combined 900 video lottery terminals at Montcello Raceway in New York on June 30, 2004.  In addition to the New York placements, the gross placements for all other WAP and daily fee games totaled 5,460 units, and there were 1,400 units returned resulting in a 4,060 net increase in the installed base of games on a sequential basis as of June 30, 2004 compared to March 31, 2004.

Regulatory approval costs capitalized totaled $0.7 million during the June 2004 quarter and amortization expense for these costs totaled $0.4 million.

Casino Operations

Rainbow Casino Quarterly Revenues and Operating Income Show Marginal Increase Over The Prior Year Period

The following chart summarizes the financial information for the Rainbow Casino in Vicksburg, Mississippi (Dollars in millions):

	Three Months Ended June 30,		Twelve Months Ended June 30,

	2004	2003	2004	2003
Rainbow Casino
Revenues	$13.0	$12.8	$52.3	$50.9
Operating Income	4.0	3.9	16.9	15.3
EBITDA	4.7	4.5	19.7	17.5
EBITDA Margin	36%	35%	38%	34%
Average Number of Gaming Devices	930	930	930	930
Avg. Number of Table Games	12	16	12	15

Rainbow Casino reported a 1.5% increase in revenue, representing the sixth consecutive quarter of revenue growth following the remodeling project completed last year.  The revenue growth was driven by a 2% increase in slot win per day and a 50% increase in table game win per day per unit.  EBITDA grew 4% primarily resulting from the revenue growth discussed above combined with a 2.5% reduction in compensation costs and a 4% decrease in complementary expenses.

Discontinued Operations

Rail City Casino

On May 1, 2004, the Company sold the Rail City Casino to The Sands Regent.  The sale proceeds totaled $37.9 million, resulting in an pre-tax gain of $23.1 million or $14.3 million net of deferred taxes.

United Coin Machine Co. (Nevada Route Operations)

On June 30, 2004 the Company sold its Nevada Route Operations to Century Gaming.  The sale proceeds totaled approximately $100 million and the assumption of approximately $5.0 million of debt, and resulted in an pre-tax gain of $15.3 million, or $9.1 million after deferred taxes.

Video Services Inc.

The sale of Video Services Inc. was not consummated pursuant to the previously announced sale agreement by June 30, 2004 and the agreement was cancelled.  Alliance Gaming intends to continue its efforts to divest this subsidiary, and as such will continue to carry the asset as a discontinued operation.

Bally Wulff

Bally Wulff was sold to an investor group in July 2003.  In June 2004, the Company was notified by the buyer of a claim made against the Company pursuant to an indemnity provision contained in the sale agreement.  The Company has paid the claim totaling $1.7 million, which is included in discontinued operations.  Additionally, the Company accrued $0.5 million for potential tax assessments related to the pre-sale period, which the Company expects to be resolved by September 2004.

* * * * *

The disclosures herein include statements that are “forward looking” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the safe harbor created thereby.  Such forward looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward looking statements made by or on behalf of the Company.  Future operating results may be adversely affected as a result of a number of factors including the impact of competition, uncertainties concerning such matters as the Company’s ability to service debt, product development, customer financing, sales to non-traditional gaming markets, foreign operations, dependence on key personnel, strict regulation by gaming authorities, the outcome of pending litigation matters including the pending securities class actions,  gaming taxes and value added taxes, and other factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent reports on Form 10-K and 10-Q.

Alliance Gaming Corporation is a diversified gaming company headquartered in Las Vegas, Nevada.  The Company is engaged in the design, manufacture, operation and distribution of advanced gaming devices and systems worldwide and operates the Rainbow Casino in Vicksburg, Mississippi. Additional information about the Company can be found on the Alliance Gaming web site at: www.alliancegaming.com.

The accompanying unaudited condensed consolidated financial statements include comparative information for the quarter and Twelve-month periods ended June 30, 2003, which have been reclassified to conform to the current presentation which includes the results of Bally Wulff, Rail City Casino, the Nevada Route and Louisiana Route operations as discontinued operations.

(Tables Follow)

ALLIANCE GAMING CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s, except per share amounts)

	Three Months Ended June 30,

	2004	2003 (a)
Revenues:
Gaming equipment and systems	$149,832	$102,929
Casino operations	12,951	12,787
	162,783	115,716
Costs and expenses:
Cost of gaming equipment and systems	64,191	44,182
Cost of casino operations	4,832	5,157
Selling, general and administrative	43,533	28,307
Research and development costs	12,153	5,230
Depreciation and amortization	10,970	5,782
	135,679	88,658
Operating income	27,104	27,058
Other income (expense):
Interest Income	310	40
Interest expense	(3,746)	(6,181)
Minority interest	(560)	(526)
Other, net	560	(308)

Income from continuing operations before income taxes	23,668	20,083
Income tax expense	8,349	5,947
Income from continuing operations	15,319	14,136
Discontinued operations:
Loss on sale of wall machines and amusement games unit	(2,172)	(25,358)
Gain on sale of Rail City Casino, net	14,329	—
Gain on sale of Nevada Route, net	9,124	—
Income (loss) from discontinued operations of wall machines and amusement games unit, net	—	(2,348)
Income from discontinued operations of Nevada Route, net	8,603	944
Income from discontinued operations of Louisiana Route, net	452	348
Income from discontinued operations of Rail City Casino, net	254	911
Income (loss) from discontinued operations	30,590	(25,503)
Net income (loss)	$45,909	$(11,367)

Diluted earnings (loss) per share
Continuing operations	$0.30	$0.28
Discontinued operations	0.59	(0.51)
Total	$0.89	$(0.23)

Weighted average common and common share equivalents outstanding	51,882	50,263

Notes:

(a) The results have been reclassified to report the results of the Rail City Casino as discontinued operations.

ALLIANCE GAMING CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s, except per share amounts)

	Twelve Months Ended June 30,
	2004	2003 (a)
Revenues:
Gaming equipment and systems	$436,596	$335,436
Casino operations	52,280	50,945
	488,876	386,381
Costs and expenses:
Cost of gaming equipment and systems	177,586	144,352
Cost of casino operations	20,043	21,208
Selling, general and administrative	124,345	95,432
Research and development costs	36,615	19,955
Depreciation and amortization	31,565	20,462
	390,154	301,409
Operating income	98,722	84,972
Other income (expense):
Interest income	2,253	220
Interest expense	(17,934)	(25,644)
Minority interest	(2,309)	(2,009)
Refinancing charge	(12,293)	—
Other, net	(521)	179

Income from continuing operations before income taxes	67,918	57,718
Income tax expense	24,293	20,556
Income from continuing operations	43,625	37,162
Discontinued operations:
Loss on sale of wall machines and amusement games unit	(2,172)	(25,358)
Gain on sale of Rail City Casino, net	14,329	—
Gain on sale of Nevada Route, net	9,124	—
Loss from discontinued operations of wall machines and amusement games unit, net	—	(895)
Income from discontinued operations of Nevada Route, net	14,539	4,059
Income from discontinued operations of Louisiana Route, net	1,768	1,288
Income from discontinued operations of Rail City Casino, net	3,301	3,267
Income (loss) from discontinued operations	40,889	(17,639)
Net income	$84,514	$19,523

Diluted earnings per share
Continuing operations	$0.85	$0.74
Discontinued operations	0.80	(0.35)
Total	$1.65	$0.39
Weighted average common and common share equivalents outstanding	51,248	50,139

(a) The results have been reclassified to report the results of the Rail City Casino as discontinued operations.

ALLIANCE GAMING CORPORATION
SUMMARY UNAUDITED BALANCE SHEETS

(In 000’s)

	June 30, 2004	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$172,726	$38,884
Accounts and short-term notes receivable, net	129,779	98,368
Inventories, net	61,135	32,102
Deferred tax assets, net	20,054	44,821
Other current assets	12,420	8,010
Total current assets	396,114	222,185
Short-term investments (restricted)	2,528	864
Long-term notes receivable and sales type leases, net	18,132	14,865
Leased equipment, net	46,634	25,792
Property, plant and equipment, net	75,839	56,894
Goodwill, net	138,256	63,040
Intangible assets, net	63,623	26,631
Assets of discontinued operations held for sale	4,442	114,314
Other assets, net	6,353	580
Total assets	$751,921	$525,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,515	$22,726
Income taxes payable	7,233	931
Accrued liabilities	51,469	31,438
Jackpot liabilities	12,075	10,588
Current maturities of long-term debt	5,866	3,537
Liabilities of discontinued operations held for sale	4,337	14,000
Total current liabilities	118,495	83,220
Long-term debt, net	423,089	341,678
Deferred tax liabilities	2,116	3,920
Other liabilities	6,092	3,387
Minority interest	1,326	1,330
Total liabilities	551,118	433,535
Total stockholders’ equity	200,803	91,630
Total liabilities and stockholders’ equity	$751,921	$525,165

ALLIANCE GAMING CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In 000’s)

	Twelve Months Ended June 30,

	2004	2003
Cash flows from operating activities of continuing operations:
Net income	$84,514	$19,523
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations	(40,889)	(7,720)
Depreciation and amortization	31,565	20,462
Refinancing Charge	12,293	—
Deferred income taxes	23,946	3,351
Provision for losses on receivables	2,357	1,537
Other	(1,721)	355
Write off goodwill	—	38,728
Change in operating assets and liabilities:
Accounts and notes receivable	(22,117)	(50,415)
Inventories	(3,693)	1,006
Other current assets	(1,049)	1,320
Accounts payable	8,720	7,278
Accrued liabilities	19,702	2,723
Net cash provided by operating activities of continuing operations	113,628	38,148

Cash flows from investing activities of continuing operations:
Additions to property, plant and equipment	(17,785)	(9,759)
Additions to leased gaming equipment	(35,531)	(21,357)
Additions to other long-term assets	(14,587)	(3,671)
Acquisitions, net of cash acquired	(123,495)	(11,528)
Proceeds from sale of net assets of discontinued operations	155,212	—
Net cash used in investing activities of continuing operations	(36,186)	(46,315)

Cash flows from financing activities of continuing operations:
Debt issuance costs	(6,954)	—
Premium and consent fees paid on redemption of subordinated notes	(5,399)	—
Proceeds from the issuance of long-term debt	350,000	—
Net change in revolving credit facility	70,000	—
Payoff of debt from refinancing	(337,625)	—
Reduction of long-term debt	(3,484)	(4,735)
Proceeds from exercise of stock options	7,288	2,556
Net cash provided by (used in) financing activities of continuing operations	73,826	(2,179)

Effect of exchange rates changes on cash	174	286

Cash and cash equivalents (used in) provided by discontinued operations	(17,600)	17,144

Cash and cash equivalents:
Increase for the year	133,842	7,084
Balance, beginning of year	38,884	31,800
Balance, end of year	$172,726	$38,884

ALLIANCE GAMING CORPORATION
Other Supplemental Information

Reconciliation to GAAP EPS

The following table reconciles EPS excluding the refinancing charge to GAAP EPS from continuing operations:

	Three Months Ended June 30		Twelve Months Ended June 30
	2004	2003	2004	2003

Diluted earnings per share from continuing operations, as reported	$0.30	$0.28	$0.85	$0.74
Refinance charge, net of tax	—	—	0.15	—
Diluted earnings per share from continuing operations, before refinance charge	$0.30	$0.28	$1.00	$0.74

Reconciliation of EBITDA to income from continuing operations

The following table reconciles earnings before interest, taxes, depreciation and amortization before refinancing charge (EBITDA) for the Company’s income from continuing operations (in 000’s):

	Three Months Ended June 30		Twelve Months Ended June 30
	2004	2003	2004	2003
Net income from continuing operations	$15,319	$14,136	$43,625	$37,162
Income taxes	8,349	5,947	24,293	20,556
Other expense, net	—	834	2,830	1,830
Interest expense, net	3,436	6,141	15,681	25,424
Refinancing charge	—	—	12,293	—
Operating income	27,104	27,058	98,722	84,972
Depreciation and amortization	10,970	5,782	31,565	20,462
EBITDA from continuing operations	$38,074	$32,840	$130,287	$105,434

The following tables reconcile operating income by business segment to EBITDA:

For the quarter ended June 30, 2004 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$27,364	$9,928	$37,292
Rainbow Casino	3,957	719	4,676
Corporate expenses	(4,217)	323	(3,894)
	$27,104	$10,970	$38,074

For the quarter ended June 30, 2003 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$26,913	$4,611	$31,524
Rainbow Casino	3,918	571	4,489
Corporate expenses	(3,773)	600	(3,173)
	$27,058	$5,782	$32,840

For the Twelve months ended June 30, 2004 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$96,034	$27,260	$123,294
Rainbow Casino	16,942	2,780	19,722
Corporate expenses	(14,254)	1,525	(12,729)
	$98,722	$31,565	$130,287

For the Twelve months ended June 30, 2003 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$82,879	$16,002	$98,881
Rainbow Casino	15,306	2,174	17,480
Corporate expenses	(13,213)	2,286	(10,927)
	$84,972	$20,462	$105,434

Net income excluding the refinancing charge is a non-GAAP financial measurement, and is presented as a supplemental disclosure because this is one of the performance measures used in our management incentive plans.

We believe that the analysis of EBITDA, which is not a GAAP based financial measurement, is a useful adjunct to operating income, net income, cash flows and other GAAP-based measures. EBITDA is a common measure of performance in the gaming industry but may not be comparable to similarly titled measures reported by other companies. We disclose EBITDA primarily because it is a performance measure used by management in evaluating the performance of our business units and is one of several performance measures used in our management incentive plan. Additionally, EBITDA is utilized as a performance measure in covenants for our bank credit agreement.

This non-GAAP information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, such as operating income, net income or net cash provided by operating activities.